Exhibit 5(f)

Jefferson National Life Insurance Company [Regular Delivery: P.O. Box 36750, Louisville, KY 40233 Overnight: 9920 Corporate Campus Drive, Louisville, KY 40223 P: 866.667.0561 F: 866.667.0563]

[MONUMENT ADVISOR], A FLEXIBLE DEFERRED VARIABLE ANNUITY APPLICATION

Owner is (check one):

     ☐ Individual      ☐ Trust*      ☐ CRT*     ☐ Corporation*     ☐ Other* __________________

     * Non-natural contract owners must accompany application with additional form: JNL-6000 Due Diligence Supplement.

1A. PRIMARY OWNER	1B. JOINT OWNER (if applicable)
Name (first, mi, last)	Name(first, mi, last)
Street Address	Street Address
Address Cont’d	Address Cont’d
City State Zip	City State Zip
SS#/Tax ID #	Phone	SS#/Tax ID #	Phone
Birth Date(mo, day, yr)	☐ Male ☐ Female	Birth Date(mo, day, yr)	☐ Male ☐ Female
2A. ANNUITANT ☐ Same as Primary Owner	2B. JOINT ANNUITANT(if applicable) ☐ N/A ☐ Same as Joint Owner
Name (first, mi, last)	Name (first, mi, last)
Street Address	Street Address
City State Zip	City State Zip
SS#/Tax ID #	Phone	SS#/Tax ID #	Phone
Birth Date(mo, day, yr)	☐ Male ☐ Female	Birth Date(mo, day, yr)	☐ Male ☐ Female
3A. PRIMARY BENEFICIARIES (if blank, we will default to the primary owner’s estate)	3B. CONTINGENT BENEFICIARIES (if blank, we will default to the primary owner’s estate)
Name #1 (first, mi, last)	Relationship	Name #1 (first, mi, last)	Relationship
SS#/Tax ID #	Birth Date (mo, day, yr)	Percentage	SS#/Tax ID #	Birth Date (mo, day, yr)	Percentage
Name #2 (first, mi, last)	Relationship	Name #2 (first, mi, last)	Relationship
SS#/Tax ID #	Birth Date (mo, day, yr)	Percentage	SS#/Tax ID #	Birth Date (mo, day, yr)	Percentage
☐ Check here to include additional beneficiaries on separate page.	☐ Check here to include additional beneficiaries on separate page.
4. ELECTRONIC ACCESS

As Primary Owner of the Contract, I hereby agree to access all information relating to my Contract electronically, through my Jefferson National online account which shall be established upon issuance of my contract. I can access my Contract through the Jefferson National website, www.jeffnat.com.

I agree to visit the Jefferson National website periodically to review all documents relating to my Contract. I agree to keep Jefferson National apprised of any changes to my e-mail address shown below. I agree to maintain the password security of my online account and understand that I will be responsible for all orders, data, information or requests using my password. If I suspect there is unauthorized use of my password, I agree to notify Jefferson National immediately.

The e-mail address provided will only be used for communication related to my Contract with Jefferson National and shall not be used for any other purposes. Except as permitted by law, Jefferson National does not transfer customer data to unaffiliated third parties.

Primary Owner e-mail address (required)______________________________________________

ICC12 JNL-6005-5	Page 1 of 5

Jefferson National Life Insurance Company [Regular Delivery: P.O. Box 36750, Louisville, KY 40233 Overnight: 9920 Corporate Campus Drive, Louisville, KY 40223 P: 866.667.0561 F: 866.667.0563]

5. PURCHASE PAYMENT/PLAN TYPE (Fill out Section A or Section B.)
A. Nonqualified: ☐ 1035 Exchange OR	Estimated Amount: $____________________________ [($25,000 minimum)] (Requires Form VA121: Authorization to Transfer Funds and state replacement forms.)
☐ New Money

Amount: $ ___________________________ [($25,000 minimum)] paid by:

☐ Enclosed Check (Payable to: Jefferson National Life Insurance Company)

☐ EFT Bank Routing/ABA # __________________________

Account # _________________________________ c Checking c Savings

*Please provide a voided check

☐ Other (Requires Form VA 121: Authorization to Transfer Funds and state replacement forms.)

B.Qualified: ☐ Transfer ☐ Rollover OR	Estimated Amount $_____________________________[($25,000 minimum)] (Requires Form VA121: Authorization to Transfer Fundsand state replacement forms.)
☐ New Money

Amount: $ _____________________ [($25,000 minimum)]paid by:

☐ Enclosed Check (Payable to: Jefferson National Life Insurance Company)

☐ EFT Bank Routing/ABA # __________________________

Account # _________________________________ c Checking c Savings

*Please provide a voided check

☐ Other (Requires Form VA 121: Authorization to Transfer Funds and state replacement forms.)

Qualified Plan Type:	☐ IRA ☐ Roth IRA ☐ Sep IRA ☐ Simple IRA IRA ☐ ERISA ☐ IRA Contribution for Tax Yr: ______________ ☐ Other ______________________________________

6. DEATH BENEFIT OPTION (select one only)
☐ Return of Contract Value (default)	☐ Guaranteed Minimum Death Benefit - may not be available in all states (please contact usfor additional information and pricing)

ICC12 JNL-6005-5	Page 2 of 5

Jefferson National Life Insurance Company [Regular Delivery: P.O. Box 36750, Louisville, KY 40233 Overnight: 9920 Corporate Campus Drive, Louisville, KY 40223 P: 866.667.0561 F: 866.667.0563]

7. INVESTMENT OPTIONS: Until your contract is funded, a Money Market Option or Asset Allocation Model listed below must be selected. Once your contract is funded, you may choose from available investment options. Go to www.jeffnat.com or see the Investment Option Guide for a list of available options.

☐ Money Market	☐ 100% Invesco Money Market; or ☐ 100% ProFunds Money Market
☐ Asset Allocation Models (may not be available in all states)

Additional fees apply. Please contact us, or your Investment Advisor, for pricing. An Investment Advisor or Registered Representative must be advising your Contract in order to elect an Asset Allocation Model You will be required to consent to receive all investment portfolio documentselectronically (see section 4). After investing in the Asset Allocation Model Program, you must remain in one or more Asset Allocation Models for at least 30 days.

	Model Name ☐ JNL Conservative ☐ JNL Moderate ☐ JNL Moderate Growth ☐ JNL Growth ☐ JNL Aggressive	Allocation _______% _______% _______% _______% _______% _______%] Total (must equal 100%)

ICC12 JNL-6005-5	Page 3 of 5

Jefferson National Life Insurance Company [Regular Delivery: P.O. Box 36750, Louisville, KY 40233 Overnight: 9920 Corporate Campus Drive, Louisville, KY 40223 P: 866.667.0561 F: 866.667.0563]

8. FRAUD WARNING
Any person who knowingly presents a false statement in an application for insurance may be guilty of a criminal offense and subject to penalties under state law.
9. OWNER STATEMENT

All statements made on all pages of this application are true to the best of my knowledge and belief and I agree to all terms and conditions as stated herein. I also agree that this application may become a part of my annuity contract. I further verify my understanding that all payments and values provided by the contract, when based on the investment experience of the variable account, are variable and are not guaranteed as to dollar amount. I acknowledge receipt of a current prospectus. Under penalty of perjury, I certify that the social security or taxpayer identification number is correct as it appears in this application.

I understand that Jefferson National may, from time to time, sponsor conferences or otherwise remunerate broker/dealers or other third parties for marketing or other services. I understand that if a financial advisor affiliated with a broker/dealer assisted me in the purchase of this variable annuity, he/she may be acting as an agent of Jefferson National.

Are there any life insurance policies or annuity contracts owned by or on the life of the owner or the annuitant? ☐ Yes ☐ No

Will the proposed contract replace any existing annuity or insurance contract? ☐ Yes* ☐ No

*If yes,Replacement requirements must be followed. (Alltransfers and/or exchanges are considered replacements.)

By signing below, I am authorizing the Registered Representative(s) listed in section 8A to trade on my behalf.

Signature of Owner:	Signature of Joint Owner:
Date:	Date:
SPECIAL REMARKS:
FOR HOME OFFICE USE
ICC12 JNL-6005-5	Page 4 of 5

Jefferson National Life Insurance Company [Regular Delivery: P.O. Box 36750, Louisville, KY 40233 Overnight: 9920 Corporate Campus Drive, Louisville, KY 40223 P: 866.667.0561 F: 866.667.0563]

10. REGISTERED REPRESENTATIVE (To be signed by Registered Representative, if any.)

Special Notes:

•         If you are an agent, affiliated with a Broker Dealer, and have been or will be appointed by Jefferson National, you certify, by signing this form, that you have asked all the questions on the application and correctly recorded the answers of the proposed Owner/annuitant. You attest that you have presented to the Company all pertinent facts. You must complete sections 10A and 10B (Registered Representative Replacement Questions).

10A. REGISTERED REPRESENTATIVE
Name of Registered Representative:	Jefferson National Advisor ID: (if known)
Broker Dealer Name
Advisory Firm Name:	Jefferson National Firm ID: (if known)
Address:
Phone:	Fax:
Email: (required)	Tax ID# / SS#:
10B. REGISTERED REPRESENTATIVE REPLACEMENT QUESTIONS (to be answered by Registered Representatives)

Are there any life insurance policies or annuity contracts owned by or on the life of the owner or the annuitant?

☐ Yes ☐ No

Do you, as advisor/agent, have reason to believe the product applied for will replace existing annuities or life insurance?

☐ Yes ☐ No

 Check here to include additional Registered Representatives on a separate page.

Registered Representative Signature:	Date:

ICC12 JNL-6005-5	Page 5 of 5